Exhibit 10.2

CHITTENDEN CORPORATION

AMENDED & RESTATED

DIRECTORS’ OMNIBUS LONG-TERM INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR

STOCK OPTION AGREEMENT

THIS STOCK OPTION (“Option”) for a total of                  shares (“Shares”) of Common Stock, par value $1.00 per share (the “Common Stock”) of CHITTENDEN CORPORATION, a Vermont business corporation (the “Company”) is hereby granted to                      (the “Optionee”) at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of, the Amended & Restated Directors’ Omnibus Long-term Incentive Plan (the “Plan”), Section VII(A), adopted by the Company which is incorporated by reference herein.

1.	Eligibility: Notwithstanding any of the other provisions of the Plan to the contrary, each non-employee member of the Board who is a Director of the Company on shall be eligible to receive options on shares of Common Stock.

2.	Option Price: The option price is for each Share, being 100% of the Fair Market Value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

Exhibit 10.2

3.	Exercise of Option: This Option shall be exercisable prior to ten years from the date hereof in accordance with provisions of section VII of the Plan as follows:

(i)	Method of Exercise: This Option shall be exercisable by a written notice, which shall:

(a)	state the election to exercise the Option, the number of shares with respect to which it is being exercised and the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered;

(b)	be signed by the person entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

(c)	be in writing and delivered in person or by certified mail to the Secretary of the Company.

Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be:

(a)	in cash, by certified or bank check or other instrument acceptable to the Committee:

(b)

By the surrender and delivery to the Company of Shares of the same class as the Shares to be acquired by exercise of the Option with a Fair Market Value equal to or less than the total Option price plus cash for any difference,

Exhibit 10.2

provided such surrendered Shares have been purchased by the optionee on the open market or have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan;

(c)	the Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restriction; or

(d)	by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

(ii)	Restrictions on exercise: This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state laws or regulations or the Articles of Association or By-Laws of the Company or of any applicable provisions of the Plan. As a condition to the exercise of the Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

4.	Non-transferability of Option: This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5.	Term of Option: This Option may not be exercised more than ten years from the date of grant; i.e. , as set forth above, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

Exhibit 10.2

An unexercised Option shall be forfeited at the earliest to occur of the expiration date or one year after termination of Board service (as determined under criteria established by the Committee). However, if a Director’s termination of Board service is for reasons of death or disability or retirement, any unexercised Option may be exercised any time before the expiration date or within thirty-six (36) months after the date of termination, whichever is earlier, but only to the extent that the Option was exercisable on the date of termination absent a determination by the Committee to the contrary.

6.	Tax Ramifications: By acceptance of this Option, the Optionee accepts responsibility for all taxes as defined under applicable federal tax law. The company is under no obligation to inform the Optionee of any changes to such law.

CHITTENDEN CORPORATION

By:
Paul A. Perrault
President

Date of Grant:	Attest:
Sarah P. Merritt
Senior Vice President
Human Resources

Exhibit 10.2

I acknowledge receipt of a copy of the Plan, a copy of which is annexed hereto, and represents the Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof, the Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Executive Committee upon any questions arising under the Plan.

Insert Optionee Name

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